UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

(Exact Name of Registrant as Specified in Charter)

OHIO	001-11302	34-6542451
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 28, 2016, KeyCorp and First Niagara Financial Group, Inc. (“First Niagara”) announced that they have reached an agreement with Northwest Bank, a Pennsylvania savings bank (“Northwest”), for the sale of 18 branches in the Buffalo, New York market and certain related assets, and the assumption of certain related liabilities by Northwest Bank. The branches are being divested in connection with the previously announced pending merger between First Niagara and KeyCorp (the “Merger”) and pursuant to an agreement with the United States Department of Justice and commitments to the Board of Governors of the Federal Reserve System following a customary antitrust review in connection with the proposed Merger. The divestiture transaction is subject to the closing of the Merger and other customary closing conditions, including approvals by Northwest’s banking regulators. The divestiture transaction may be terminated upon the termination of the merger agreement governing the Merger.

A copy of KeyCorp’s and First Niagara’s joint press release containing the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

99.1	Joint Press Release of KeyCorp and First Niagara, dated April 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KeyCorp

Date: April 28, 2016	By:	/s/ Paul N. Harris
Paul N. Harris
Secretary and General Counsel